Exhibit 10.4

AMENDMENT NO. 1

TO THE HOME DEPOT DEFERRED

COMPENSATION PLAN FOR OFFICERS

(As Amended and Restated Effective January 1, 2008)

WHEREAS, The Home Depot, Inc. (the “Company”) amended and restated The Home Depot Deferred Compensation Plan For Officers effective January 1, 2008 to comply with the requirements of Section 409A of the Internal Revenue Code (the “Plan”); and

WHEREAS, the Leadership Development and Compensation Committee of the Board of Directors has delegated authority to the Company’s Executive Vice President – Human Resources to adopt any amendments deemed necessary or advisable for the Company’s deferred compensation arrangements to comply with Code Section 409A and other applicable law; and

WHEREAS, the Company desires to further amend the Plan to reflect subsequent interpretive guidance under Section 409A and to clarify certain Plan provisions;

NOW, THEREFORE, BE IT:

RESOLVED, that the Plan is amended, effective January 1, 2009, as follows:

1.	The last sentence of Section 2.6 is amended by replacing “this Section 2.5” with “this Section 2.6.”

2.	Section 2.11 is amended to read as follows:

“Distribution Date” means the earliest of the following events: (1) December 1 of the calendar year elected by the Participant that is after the Plan Year for which the deferrals are made; (2) the January 1 next following the Participant’s Separation from Service for any reason (including death) before the Participant’s Retirement Date; (3) the January 1 next following the Participant’s Retirement Date or, if elected by the Participant, the January 1 next following the one (1)-year anniversary of the Participant’s Retirement Date; (4) the date of the Participant’s Disability prior to Separation from Service, or (5) if elected by the Participant, the date of a Change in Control. Notwithstanding the foregoing, in the case of a distribution to a Specified Employee on account of Separation from Service pursuant to clause (2) or (3) above for any reason other than the Participant’s death, the Distribution Date shall be the later of (i) the first business day of the seventh month following the date of the Specified Employee’s Separation from Service or (ii) the applicable January 1.

3.	Section 2.23 is amended to read as follows:

“Related Company” means any trade or business, whether or not incorporated, which is a member of a controlled group of corporations within the meaning of Code Section 414(b) that includes the Company, or is under common control with the Company within the meaning of Code Section 414(c).

4.	Section 2.27 is amended to read as follows:

“Specified Employee” is an employee who on the date of his or her Separation from Service is a “specified employee” within the meaning given such term under Code Section 409A and the regulations thereunder applying the default criteria, provided that the alternative use of Form W-2 compensation under Treasury Regulations Section 1.415(c)-2(d)(4) and the exclusion of foreign compensation paid to certain non-resident aliens under Treasury Regulations Section 1.415(c)-2(g)(ii) shall apply in determining an employee’s compensation. The foregoing definition shall apply with respect to all nonqualified deferred compensation plans, within the meaning of Code Section 409A, maintained by the Company or any Related Company.

5.	Section 3.3 is amended by adding the following sentence to the end thereof:

If Base Compensation for a payroll period that includes December 31 of a Plan Year is not paid until the following Plan Year, then the deferral election in effect for the following Plan Year shall apply to the payroll period that includes the immediately preceding December 31.

6.	Section 3.5 is amended by adding the following sentence to the end thereof:

To the extent required by the terms of a Code Section 401(k) Plan maintained by a Participating Company, a Participant’s deferrals shall be suspended following the Participant’s hardship distribution from such Code Section 401(k) plan.

7.	Section 3.6 is amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, if a discretionary contribution relates to past service, the Distribution Date with respect to the portion of the Participant’s Account attributable to such contribution shall be the January 1 next following the date of the Participant’s Separation from Service (subject to any delay required under the last sentence in Section 2.11 if the Participant is a Specified Employee), and such distribution shall be made in a lump sum, provided, to the extent permitted under Code Section 409A, the Committee may provide for, or in its discretion may allow a Participant to elect, a different Distribution Date and/or form of distribution.

8.	Section 4.5 is amended by adding the following sentence to the end thereof:

Notwithstanding anything in this Section 4.5 to the contrary, no contributions will be made to the trust and no assets will be set aside to fund benefits under the Plan if such contributions or setting aside would be treated as a transfer of property under Code Section 83 pursuant to Code Section 409A(b).

9.	Section 5.2 is amended by adding the following sentence to the end thereof:

Any change to the form of payment of a Participant’s Retirement benefits made more than twelve (12) months prior to the date on which the Participant attains age sixty-five (65) shall not take effect until twelve (12) months prior to the date on which the Participant attains age sixty-five (65).

10.	Section 5.3 is amended by deleting the second sentence thereof.

11.	The third sentence of Section 5.4 is amended to read as follows:

Notwithstanding the Participant’s election as to the time and form of payment, if the Participant Separates from Service before his or her Retirement Date for any reason other than death, then the Participant’s entire Account (including any amounts with respect to which installment payments have previously commenced) shall be paid to the Participant in a single sum cash payment upon the January 1 next following the Participant’s Separation from Service or, with respect to a Specified Employee, upon the later of (i) the first business day of the seventh month following the date of the Participant’s Separation from Service or (ii) the January 1 next following the Participant’s Separation from Service.

12.	The first sentence of Section 5.6 is amended to read as follows:

If a Participant becomes Disabled before the Participant’s Separation from Service, vested amounts credited to the Participant’s Account shall be distributed to the Participant, in accordance with the Participant’s Disability distribution election in accordance with Section 5.3 and 5.4 subject to the Administrative Committee’s determination of the Participant’s Disability.

13.	Section 5.7 is amended by deleting the next-to-the-last sentence thereof.

14.	Section 5.10 is amended to read as follows:

Payment Timing. No payment scheduled to be made under this Section 5 may be accelerated except in accordance with Code Section 409A (for example, upon certain terminations of the Plan, limited cash-outs or to avoid certain conflicts of interest), provided that in no event may a Participant elect whether any scheduled payment will be accelerated. All payments scheduled to be made under this Section 5 shall be made no later than the date required under Code Section 409A.

15.	The last sentence of Section 5.11 is amended to read as follows:

The Participating Company shall be entitled to deduct from other compensation payable to the Participant, any employment or other tax required to be withheld as amounts are deferred under the Plan and the Participating Company may adjust the Participant’s deferral election to cover required state and local tax withholdings.

16.	The last sentence of Section 6.7 is amended to read as follows:

Following a distribution pursuant to this Section 6.7, a Participant shall not be eligible to make a deferral election pursuant to Section 3.3 with respect to Base Compensation or Bonus Compensation earned in the Plan Year following the date of such distribution, or with respect to any Performance-Based Bonus for any performance period beginning in the next following Plan Year.

17.	In all other respects, the Plan is hereby confirmed and ratified in its entirety.

THE HOME DEPOT, INC.

By:	/s/ Timothy M. Crow

Timothy M. Crow Executive Vice President-Human Resources

Date Signed: 2/18/2008

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